UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2008

EP MedSystems, Inc.

(Exact Name of Registrant Specified in Charter)

New Jersey	0-28260	22-32122190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

575 Route 73 North, Building D West Berlin, New Jersey	08091
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 753-8533

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2008, the Board of Directors of EP MedSystems, Inc. (the “Company”) approved senior management incentive agreements (the “Senior Management Incentive Agreements”) for each of David I. Bruce, the Company’s President and Chief Executive Officer, and James J. Caruso, the Company’s Chief Financial Officer (each a “Senior Officer”). Each Senior Management Incentive Agreement provides for the following:

•

If either Senior Officer is employed by the Company immediately prior to a change in control of the Company (as defined in each Senior Management Incentive Agreement), each such Senior Officer will be entitled to a lump sum cash payment in an amount equal to two (2) times his annual base salary (at the rate in effect immediately prior to the date such change in control takes place). Such lump sum payment will be paid within 10 business days of the date the change in control transaction is consummated.

•

If either Senior Officer is employed by the Company immediately prior to a change in control of the Company, any unvested options to acquire the Company’s common stock held by either Senior Officer will vest immediately prior to the consummation of such change in control. This provision is consistent with the Company’s policy, previously approved by the Board of Directors, that all options to purchase common stock granted to Company employees (including all senior officers) will vest immediately prior to a change of control.

•

Should any of the payments described above (the “Incentive Payments”) be deemed “parachute payments” under Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended, each Senior Officer will be entitled to a “gross-up” payment (each such payment, a “Gross-Up Payment”) in an amount equal to (i) any excise tax imposed any Incentive Payment, (ii) all income, employment and excise taxes imposed upon any Gross-Up Payment and (iii) any interest or penalties imposed with respect to income and employment taxes imposed on any Gross-Up Payment; provided however, that the amount of all Gross-Up Payments payable to either Senior Officer will not exceed twenty percent (20%) of the aggregate value of the cash payment and accelerated vesting (as described above) to which such Senior Officer is entitled to under his Senior Management Incentive Agreement.

The terms of Mr. Bruce’s Senior Management Incentive Agreement are consistent with his employment offer letter, previously disclosed by the Company on Form 8-K filed with the Securities Exchange Commission on August 17, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EP MEDSYSTEMS, INC.

Date: March 3, 2008	By:	/s/ JAMES J. CARUSO
James J. Caruso Chief Financial Officer and Secretary